OPINION OF PAUL, HASTINGS, JANOFSKY & WALKER LLP	EXHIBIT 5.1

October 8, 2009

Raptor Pharmaceutical Corp.

9 Commercial Blvd., Suite 200

Novato, California 94949

Ladies and Gentlemen:

We have acted as counsel to Raptor Pharmaceutical Corp., a Delaware corporation (the “Company”), in connection with the Shelf Registration Statement on Form S-3 (including the prospectus which is a part thereof, the “Registration Statement”) being filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on the date hereof relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate amount and number of the following securities of the Company, which may be offered and sold from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, up to an aggregate offering price of $30,000,000: (i) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), to be issued in one or more series; (iii) debt securities, which may be issued in one or more series (the “Debt Securities”) under a form of senior indenture filed as Exhibit 4.10 to the Registration Statement or under a form of subordinate debenture filed as Exhibit 4.11 to the Registration Statement, as such indentures may be amended or supplemented from time to time (each, an “Indenture” and collectively, the “Indentures”); (iv) warrants to purchase the Common Stock, Preferred Stock or Debt Securities or any combination of such securities (the “Warrants”); and (v) units consisting of any combination of Common Stock, Preferred Stock, Debt Securities and Warrants (the “Units”). The Common Stock, Preferred Stock, Debt Securities, Warrants, and Units are referred to herein collectively as the “Securities.”

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Certificate of Incorporation of the Company, as amended through the date hereof (the “Certificate of Incorporation”); (ii) the Bylaws of the Company, as amended through the date hereof (the “Bylaws”); (iii) certain resolutions of the Board of Directors of the Company relating to the issuance, sale and registration of the Securities; (iv) the Registration Statement; and (v) the Indentures. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certain other corporate records, documents, instruments and certificates of public officials and of the Company, and we have made such inquiries of officers of the

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October 8, 2009

Company and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein.

Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain legal matters and issues without the assistance of independent counsel.

In our examination of the foregoing, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (ii) the legal capacity and authority of all persons or entities executing all agreements, instruments and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments and other documents by all parties thereto; (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

We have assumed that the Indentures, and the issuance and sale of the Securities by the Company will not, in each case, violate or constitute a default or breach under (i) any agreement or instrument to which the Company or its properties is subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

We have further assumed that (i) the Registration Statement and any amendments thereto will have become effective under the Securities Act and comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement; (ii) an appropriate prospectus supplement, free writing prospectus or term sheet relating to the Securities offered thereby will be prepared and filed with the Commission in compliance with the Securities Act and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration

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October 8, 2009

Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Securities Act, the Trust Indenture Act of 1939, as applicable, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) the Indentures, and any purchase, underwriting, warrant, deposit, unit or similar agreement (collectively with the Indentures, the “Securities Agreements”) relating to Securities being offered will be duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Indentures and the trustee under the Indentures shall have been qualified pursuant to the Trust Indenture Act of 1939 at the time the Securities are offered or issued (or such later time as may be permitted pursuant to the rules, regulations, interpretations or positions of the Commission) as contemplated by the Registration Statement; and (vi) the number of shares of Common Stock or Preferred Stock, as the case may be, offered pursuant to the Registration Statement does not exceed, at the time of issuance, the authorized but unissued shares of Common Stock or Preferred Stock, as the case may be.

Our opinions are subject to the following qualifications and exceptions:

(i) The effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, and by general principles of equity (whether applied in a proceeding at law or in equity) including, without limitation, standards of materiality, good faith and reasonableness in the interpretation and enforcement of contracts, and the application of such principles to limit the availability of equitable remedies such as specific performance.

(ii) We express no opinion as to the enforceability of any provision of the Debt Securities or the Securities Agreements which purports to (a) prohibit or restrict a transfer of rights thereunder or (b) transfer rights under a contract the transfer of which is prohibited or restricted (by a requirement of consent or otherwise) by the contract or by law.

(iii) We express no opinion as to the enforceability of any provision of the Debt Securities or the Securities Agreements imposing, or which are construed as effectively imposing, a penalty.

(iv) We express no opinion as to the enforceability of any provision of the Debt Securities or the Securities Agreements to the extent it permits any purchaser of a security to set off or apply any deposit, property or indebtedness with respect to any security.

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(v) We express no opinion as to the enforceability of any provision of the Debt Securities or the Securities Agreements which purports to establish evidentiary standards or to make determinations conclusive or powers absolute.

(vi) The effect of judicial decisions which may permit the introduction of extrinsic evidence to supplement the terms of the Debt Securities or the Securities Agreements or to aid in the interpretation of the Debt Securities or the Securities Agreements.

(vii) We express no opinion as to the enforceability of any provision of the Debt Securities or the Securities Agreements providing for (a) arbitration of disputes, (b) indemnification or contribution or (c) waiver of defenses to the extent that the arbitration of a particular dispute, such indemnification or contribution or such waiver, as applicable, would be against public policy.

(viii) We express no opinion as to the enforceability of any provision of the Debt Securities or the Securities Agreements purporting to exonerate any party for negligence or malfeaseance, or to negate any remedy of any party for fraud.

(ix) We express no opinion with respect to the validity, binding effect or enforceability of any provision of the Debt Securities or the Security Agreements insofar as it purports to effect a choice of governing law or choice of forum for the adjudication of disputes, other than (a) the enforceability by a New York State court under New York General Obligations Law Section 5-1401 of the choice of New York State law as the governing law of the Debt Securities or the Security Agreements (subject, however, to the extent limited by the Constitution of the United States and by Section 1-105(2) of the New York Uniform Commercial Code), and (b) the enforceability by a New York State court under New York General Obligations Law Section 5-1402 of New York State courts as a non-exclusive forum for the adjudication of disputes with respect to the Debt Securities or the Securities Agreements.

(x) We express no opinion with respect to the effect of any law that limits the rates of interest legally chargeable or collectible.

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(xi) We express no opinion as to the effect of Chapter 644 of the Laws of New York, 2008, which amended Article 5, Title 15 of the New York General Obligations Law, Sections 5-1501 et seq. (the “Power of Attorney Law”), effective September 1, 2009, on any of the opinions expressed herein, or as to the Power of Attorney Law’s applicability to, or effect on, any provision of the Debt Securities or the Securities Agreements or the transactions contemplated thereby. The Power of Attorney Law, among other things, specifies the requirements for the effectiveness of powers of attorney executed by individuals in the State of New York, and further provides that the execution of a power of attorney by a principal revokes all prior powers of attorney executed by such principal.

Based upon, subject to and limited by the foregoing, we are of the following opinions:

1. With respect to shares of the Common Stock, when (A) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter collectively referred to as the “Board”) has taken all necessary corporate action in conformity with the Certificate of Incorporation and Bylaws to approve the issuance of the Common Stock, the terms of the offering thereof and related matters, and (B) certificates representing shares of the Common Stock have been duly executed, registered and delivered as contemplated by the Registration Statement either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor (not less than the par value of the Common Stock) as provided therein; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to shares of the Preferred Stock, when (A) the Board has taken all necessary corporate action in conformity with the Certificate of Incorporation and Bylaws to approve the issuance and terms of a particular series of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation for such Preferred Stock in accordance with applicable law relating to such shares of Preferred Stock and the filing of such Certificate of Designation with the Secretary of State of the State of Delaware, and (B) certificates representing shares of the Preferred Stock have been duly executed, registered and delivered as contemplated by the Registration Statement either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor (not less than the par value of the Preferred Stock) as provided therein; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for

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the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to the Debt Securities, when (A) the Indenture, including, if applicable, any supplements thereto, relating to the Debt Securities has been duly authorized, executed and delivered by the Company, (B) the Board has taken all necessary corporate action in conformity with the Certificate of Incorporation and Bylaws to approve the issuance and terms of a particular series of such Debt Securities, the terms of the offering thereof and related matters, and (C) such Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and in accordance with the Indenture, including, if applicable, any supplements thereto, and either (i) any applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein, or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, such Debt Securities will constitute binding obligations of the Company.

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than the Delaware General Corporation Law, the applicable provisions of the Delaware Constiutution and reported judicial decisions interpreting those laws, and, with respect to the Debt Securities and the Indentures, the substantive laws of the State of New York, in each case as in effect on the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to reference our firm under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder. This opinion letter speaks as of the date hereof and we assume no obligation to advise you or any other person with regard to any change in the circumstances or the law that may bear on the matters set forth herein after the effectiveness of the Registration Statement, even though the change may affect the legal analysis, a legal conclusion or other matters in this opinion letter.

Very truly yours,

/s/ Paul, Hastings, Janofsky & Walker LLP